 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2021

IVERIC bio, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Penn Plaza, Suite 2372
New York, NY 10001
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 845-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ISEE	The Nasdaq Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Forward-Looking Statements

This Form 8-K contains forward-looking statements of IVERIC bio, Inc. (the “Company”) that involve substantial risks and uncertainties. Any statements in this Form 8-K about the Company’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, future operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this Form 8-K, the Company’s forward looking statements include statements about the timing and progress of its second Phase 3 clinical trial (GATHER2) evaluating Zimura for the treatment of geographic atrophy secondary to age-related macular degeneration and its cash, cash equivalents and available for sale securities balances. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to the progression and duration of the COVID-19 pandemic and responsive measures thereto and related effects on the Company’s research and development programs, operations and financial position, the progress of clinical trials and other research and development programs, reliance on clinical trial sites and other third parties, and other factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements represent the Company’s views only as of the date of this Form 8-K. The Company anticipates that subsequent events and developments may cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law.

Item 2.02 Results of Operations and Financial Condition

Although it has not finalized its full financial results for the fourth quarter and fiscal year ended December 31, 2020, the Company will announce during the 39th Annual J.P. Morgan Healthcare Conference, which begins on January 11, 2021, that it expects to report that it had approximately $210 million in cash, cash equivalents and available for sale securities as of December 31, 2020.

The information contained in this Item 2.02 of Form 8-K is unaudited and preliminary, and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2020 and its results of operations for the three months and year ended December 31, 2020. The audit of the Company’s financial statements for the year ended December 31, 2020 is ongoing and could result in changes to the information set forth above. The Company anticipates making a public announcement of its results of operations for the fourth quarter and fiscal year ended December 31, 2020 on or about
February 25, 2021.

Item 8.01 Other Events

2020 Year End Cash, Cash Equivalents and Available for Sale Securities
The information in Item 2.02 of this Form 8-K is incorporated by reference.

GATHER2 Trial Enrollment Update
The Company expects to complete patient enrollment for GATHER2, its international, randomized, double-masked, sham controlled, multi-center Phase 3 clinical trial assessing the safety and efficacy of Zimura® for the treatment of geographic atrophy secondary to age-related macular degeneration, during the second half of 2021. The Company plans to provide additional updates on patient enrollment for this clinical trial as the year progresses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVERIC bio, Inc.

Date: January 11, 2021	By:	/s/ David F. Carroll
David F. Carroll
Senior Vice President, Chief Financial Officer and Treasurer

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